EXHIBIT 99.1

Camden Property Trust Announces Fourth Quarter
and Full Year 2007 Operating Results

HOUSTON--(BUSINESS WIRE)--Camden Property Trust (NYSE:CPT) announced that its funds from operations (“FFO”) for the fourth quarter of 2007 totaled $0.94 per diluted share or $57.1 million, as compared to $0.87 per diluted share or $54.7 million for the same period in 2006.

FFO for the twelve months ended December 31, 2007 totaled $3.66 per diluted share or $227.2 million, as compared to $3.88 per diluted share or $237.8 million for the same period in 2006. FFO for the twelve months ended December 31, 2006 included a $0.43 per diluted share impact from gain on sale of land.

Net Income (“EPS”)

The Company reported net income (“EPS”) of $81.0 million or $1.41 per diluted share for the fourth quarter of 2007, as compared to $31.4 million or $0.53 per diluted share for the same period in 2006. EPS for the three months ended December 31, 2007 included a $1.17 per diluted share impact from gain on sale of land and discontinued operations, net of minority interest. EPS for the three months ended December 31, 2006 included a $0.31 per diluted share impact from gain on sale of land and discontinued operations, net of minority interest.

For the twelve months ended December 31, 2007, net income totaled $148.5 million or $2.51 per diluted share, as compared to $232.8 million or $3.96 per diluted share for the same period in 2006. EPS for the twelve months ended December 31, 2007 included a $1.58 per diluted share impact from gain on sale of land and discontinued operations, net of minority interest. EPS for the twelve months ended December 31, 2006 included a $3.16 per diluted share impact from gain on sale of land, operating properties, joint venture properties and discontinued operations, net of minority interest.

A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

Same-Property Results

For the 42,089 apartment homes included in consolidated same-property results, fourth quarter 2007 same-property net operating income (“NOI”) increased 5.0% compared to the fourth quarter of 2006, with revenues increasing 2.4% and expenses declining 1.7%. On a sequential basis, fourth quarter 2007 same-property NOI increased 3.4% compared to the third quarter of 2007, with revenues declining 1.4% and expenses declining 8.9% compared to the prior quarter. On a full-year basis, 2007 same-property NOI increased 5.1%, with revenue growth of 4.1% and expense growth of 2.4% compared to the same period in 2006. Same-property physical occupancy levels for the combined portfolio averaged 93.6% during the fourth quarter of 2007, compared to 94.1% in the fourth quarter of 2006 and 94.5% in the third quarter of 2007.

The Company defines same-property communities as communities owned and stabilized as of January 1, 2006, excluding properties held for sale and communities under redevelopment. A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Development Activity

As of December 31, 2007, Camden had four wholly-owned apartment communities which were completed and in lease-up: Camden Old Creek in San Marcos, CA, a $92.1 million project that is currently 89% leased; Camden Royal Oaks in Houston, TX, a $21.0 million project that is currently 77% leased; Camden Monument Place in Fairfax, VA, a $62.2 million project that is currently 72% leased; and Camden City Centre in Houston, TX, a $51.1 million project that is currently 58% leased. The Company also had one joint venture community which was completed and in lease-up: Camden Plaza in Houston, TX, a $40.7 million project that is currently 59% leased.

The Company has four additional communities currently under construction and in lease-up: Camden Potomac Yard in Arlington, VA, a $110.0 million project that is currently 20% leased; Camden Summerfield in Landover, MD, a $68.0 million project that is currently 19% leased; Camden College Park in College Park, MD, a $139.9 million joint venture project that is currently 18% leased; and Camden Main & Jamboree in Irvine, CA, a $112.0 million joint venture project that is currently 10% leased.

Camden’s current development pipeline under construction includes seven wholly-owned communities comprising 2,126 apartment homes with a total budgeted cost of $401.0 million.

The Company also has four joint venture communities under construction comprising 1,257 apartment homes with a total budgeted cost of $333.7 million.

Camden’s future development pipeline currently consists of 18 potential developments comprising 5,840 apartment homes and a total estimated cost of $1.5 billion. The future pipeline represents projects in the early phase of the development process for which Camden either owns the land, has an option to acquire the land or enter into a leasehold interest, or is the buyer under a long-term conditional contract.

Disposition Activity

During the quarter, the Company disposed of seven communities consisting of 2,124 apartment homes which were previously held for sale: Camden Ridge, a 208-home apartment community in Fort Worth, TX; Camden Terrace, a 340-home apartment community in Fort Worth, TX; Camden Glen, a 304-home apartment community in Greensboro, NC; Camden Wendover, a 216-home apartment community in Greensboro, NC; Camden Eastchase, a 220-home apartment community in Charlotte, NC; Camden Timber Creek, a 352-home apartment community in Charlotte, NC; and Camden Isles, a 484-home apartment community in Tampa, FL. The seven communities were sold for a total of $120.5 million, resulting in a gain on sale of $75.3 million.

Camden also completed the sale of 0.9 acres of undeveloped land in Miami, FL during the quarter for $6.1 million, resulting in a gain on sale of $0.7 million.

Properties and Land Held for Sale

At December 31, 2007, Camden had two operating communities consisting of 319 apartment homes held for sale: Camden Ridgeview, a 167-home apartment community in Austin, TX; and Camden Pinnacle, a 224-home apartment community in Denver, CO.

The Company also had 4.6 acres of undeveloped land in Boca Raton, FL and Dallas, TX classified as held for sale at quarter-end.

Stock Repurchase

During the fourth quarter of 2007, Camden repurchased 2,276,500 common shares at an average price per share of $50.50, for a total of $115.0 million. Subsequent to quarter-end, the Company repurchased an additional 690,400 common shares at an average price per share of $43.41, for a total of $30.0 million. The Company completed a total of $230.1 million of common share repurchases during 2007 and early 2008.

On January 30, 2008, Camden’s Board of Trust Managers approved the repurchase of up to an additional $250.0 million of its common shares.

Earnings Guidance

Camden provided initial earnings guidance for 2008 based on its current and expected views of the apartment market and general economic conditions. Full-year 2008 FFO is expected to be $3.60 to $3.80 per diluted share, and full-year 2008 EPS is expected to be $0.44 to $0.66 per diluted share. First quarter 2008 earnings guidance is $0.87 to $0.91 per diluted share for FFO and $0.08 to $0.12 per diluted share for EPS. Guidance for EPS excludes potential future gains on the sale of properties. Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s initial 2008 earnings guidance is based on projections of same-property NOI growth between 2.25% and 3.25%, acquisitions of $200 -$400 million, dispositions of $175 - $380 million and new development starts of $200 -$500 million. Additional information on the Company’s 2008 financial outlook and a reconciliation of expected net income to expected FFO are included in the financial tables accompanying this press release.

Conference Call

The Company will hold a conference call on Friday, February 8, 2008 at 10:00 a.m. Central Time to review its fourth quarter and full-year 2007 results and discuss its outlook for future performance. To participate in the call, please dial (800) 860-2442 (domestic) or (412) 858-4600 (international) by 9:50 a.m. Central Time and request the Camden Property Trust Fourth Quarter 2007 Earnings Call, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at www.camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

About Camden

Camden Property Trust is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 182 properties containing 63,085 apartment homes across the United States. Upon completion of 11 properties under development, the Company’s portfolio will increase to 66,468 apartment homes in 193 properties.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN		OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
OPERATING DATA	2007	2006	2007	2006
Property revenues
Rental revenues	$137,586	$131,505	$543,475	$527,554
Other property revenues	17,103	13,469	65,605	53,022
Total property revenues	154,689	144,974	609,080	580,576

Property expenses
Property operating and maintenance	40,755	39,842	162,639	158,624
Real estate taxes	14,931	14,132	64,667	61,539
Total property expenses	55,686	53,974	227,306	220,163

Non-property income
Fee and asset management income	1,722	3,011	8,293	14,041
Sale of technology investments	-	-	623	1,602
Interest and other income	4,047	3,674	8,804	9,771
Income on deferred compensation plans	(1,120)	5,808	7,282	10,116
Total non-property income	4,649	12,493	25,002	35,530

Other expenses
Property management	4,437	4,669	18,413	18,490
Fee and asset management	1,150	1,089	4,552	9,382
General and administrative	8,514	12,285	32,590	37,584
Interest	31,475	26,633	116,281	117,862
Depreciation and amortization	41,355	39,328	162,189	153,609
Amortization of deferred financing costs	957	916	3,689	3,807
Expense on deferred compensation plans	(1,120)	5,808	7,282	10,116
Total other expenses	86,768	90,728	344,996	350,850

Income from continuing operations before gain on sale of properties, impairment loss on land, equity in income of joint ventures, minority interests and income taxes	16,884	12,765	61,780	45,093
Gain (loss) on sale of properties, including land	-	(104)	-	97,452
Impairment loss on land	(1,447)	-	(1,447)	-
Equity in income of joint ventures	454	642	1,526	5,156
Minority interests
Distributions on perpetual preferred units	(1,750)	(1,750)	(7,000)	(7,000)
Income allocated to common units and other minority interests	(1,374)	(1,308)	(4,729)	(15,685)
Income from continuing operations before income taxes	12,767	10,245	50,130	125,016
Income tax expense	(478)	-	(1,868)	-
Income tax expense on sale of depreciable operating properties	-	-	(1,184)	-
Income from continuing operations	12,289	10,245	47,078	125,016
Income from discontinued operations	1,133	2,493	7,857	10,864
Gain on sale of discontinued operations, including land	76,063	18,879	107,039	99,273
Income from discontinued operations allocated to common units	(8,509)	(253)	(13,517)	(2,307)
Net income	$80,976	$31,364	$148,457	$232,846

PER SHARE DATA
Net income - basic	$1.43	$0.54	$2.55	$4.11
Net income - diluted	1.41	0.53	2.51	3.96
Income from continuing operations - basic	0.22	0.18	0.81	2.21
Income from continuing operations - diluted	0.21	0.17	0.80	2.14

Weighted average number of common and common equivalent shares outstanding:
Basic	56,782	58,432	58,135	56,660
Diluted	57,613	59,738	59,125	59,524

PROPERTY DATA
Total operating properties (end of period) (a)	182	186	182	186
Total operating apartment homes in operating properties (end of period) (a)	63,085	63,843	63,085	63,843
Total operating apartment homes (weighted average)	52,542	53,530	53,132	55,850
Total operating apartment homes - excluding discontinued operations (weighted average)	51,192	49,393	50,504	50,872

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.
CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
FUNDS FROM OPERATIONS	2007	2006	2007	2006

Net income	$80,976	$31,364	$148,457	$232,846
Real estate depreciation and amortization from continuing operations	40,534	38,682	159,031	150,982
Real estate depreciation from discontinued operations	-	1,237	2,033	6,251
Adjustments for unconsolidated joint ventures	982	1,021	4,934	3,326
Income from continuing operations allocated to common units	1,444	1,004	4,279	15,230
Income from discontinued operations allocated to common units	8,509	253	13,517	2,307
Income tax expense on sale of depreciable operating properties	-	-	1,184	-
(Gain) loss on sale of operating properties	-	100	-	(91,481)
(Gain) on sale of discontinued operations	(75,306)	(18,937)	(106,282)	(78,823)
(Gain) on sale of joint venture properties	-	-	-	(2,848)
Funds from operations - diluted	$57,139	$54,724	$227,153	$237,790

PER SHARE DATA
Funds from operations - diluted	$0.94	$0.87	$3.66	$3.88
Cash distributions	0.69	0.66	2.76	2.64

Weighted average number of common and common equivalent shares outstanding:
FFO - diluted	60,597	62,994	62,120	61,253

PROPERTY DATA
Total operating properties (end of period) (a)	182	186	182	186
Total operating apartment homes in operating properties (end of period) (a)	63,085	63,843	63,085	63,843
Total operating apartment homes (weighted average)	52,542	53,530	53,132	55,850
Total operating apartment homes - excluding discontinued operations (weighted average)	51,192	49,393	50,504	50,872

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.
CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2007	2007	2007	2007	2006
ASSETS
Real estate assets, at cost
Land	$730,548	$714,044	$713,084	$703,850	$693,312
Buildings and improvements	4,316,472	4,215,662	4,144,075	4,108,955	4,036,286
	5,047,020	4,929,706	4,857,159	4,812,805	4,729,598
Accumulated depreciation	(868,074)	(827,944)	(788,318)	(799,624)	(762,011)
Net operating real estate assets	4,178,946	4,101,762	4,068,841	4,013,181	3,967,587
Properties under development, including land	446,664	488,620	454,617	410,002	369,861
Investments in joint ventures	8,466	12,243	12,722	8,321	9,245
Properties held for sale, including land	25,253	73,325	72,577	32,879	32,763
Total real estate assets	4,659,329	4,675,950	4,608,757	4,464,383	4,379,456
Accounts receivable - affiliates	35,940	36,171	35,341	34,854	34,170
Notes receivable
Affiliates	50,358	48,172	45,560	43,507	41,478
Other	11,565	11,565	11,565	11,565	3,855
Other assets, net (a)	126,996	129,810	136,524	118,329	121,336
Cash and cash equivalents	897	1,207	3,058	1,470	1,034
Restricted cash	5,675	5,904	20,053	5,772	4,721
Total assets	$4,890,760	$4,908,779	$4,860,858	$4,679,880	$4,586,050

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Notes payable
Unsecured	$2,265,319	$2,198,628	$2,065,175	$1,897,865	$1,759,498
Secured	562,776	565,564	566,001	568,731	571,478
Accounts payable and accrued expenses	107,403	110,643	128,892	110,486	124,834
Accrued real estate taxes	24,943	42,151	29,785	16,036	23,306
Other liabilities (b)	136,365	117,317	115,547	110,684	105,999
Distributions payable	42,689	44,180	44,982	45,137	43,068
Total liabilities	3,139,495	3,078,483	2,950,382	2,748,939	2,628,183

Commitments and contingencies

Minority interests
Perpetual preferred units	97,925	97,925	97,925	97,925	97,925
Common units	111,624	104,176	105,353	102,217	115,280
Other minority interests	10,403	10,740	10,916	10,335	10,306
Total minority interests	219,952	212,841	214,194	210,477	223,511

Shareholders' equity
Common shares of beneficial interest	654	654	654	654	650
Additional paid-in capital	2,209,631	2,207,333	2,204,525	2,199,713	2,183,622
Distributions in excess of net income	(227,025)	(269,667)	(241,711)	(243,786)	(213,665)
Employee notes receivable	(1,950)	(1,963)	(1,976)	(2,025)	(2,036)
Treasury shares, at cost	(433,874)	(318,902)	(265,210)	(234,092)	(234,215)
Other comprehensive income (c)	(16,123)	-	-	-	-
Total shareholders' equity	1,531,313	1,617,455	1,696,282	1,720,464	1,734,356
Total liabilities and shareholders' equity	$4,890,760	$4,908,779	$4,860,858	$4,679,880	$4,586,050

(a) includes:
net deferred charges of:	$10,811	$10,308	$11,565	$9,724	$10,295
value of in place leases of:	$258	$703	$1,091	$61	$242

(b) includes:
deferred revenues of:	$2,459	$2,738	$2,937	$3,321	$3,875
above/below market leases of:	($13)	$25	$43	$8	$32
distributions in excess of investments in joint ventures of:	$23,653	$20,867	$19,549	$18,805	$18,350
fair value adjustment of derivative instrument:	$16,123	-	-	-	-

(c) Represents the fair value adjustment of the derivative instrument.
CAMDEN	2008 Financial Outlook
as of February 7, 2008

(Unaudited)

2008 Financial Outlook

Earnings Guidance - Per Diluted Share
Expected net income per share - diluted	$0.44 to $0.64
Expected difference between EPS and fully diluted FFO shares	($0.02)
Expected real estate depreciation	$2.94
Expected adjustments for unconsolidated joint ventures	$0.13
Expected income allocated to common units	$0.11
Expected FFO per share - diluted	$3.60 to $3.80

"Same Property" Communities
Number of Units	43,528
2007 Base Net Operating Income	$324 million
Total Revenue Growth	3.50% to 4.50%
Revenue Growth excluding revenue attributable to ancillary income initiatives (a)	2.00% to 3.00%
Total Expense Growth	5.50% to 6.75%
Expense Growth excluding expenses related to ancillary income initiatives (b)	2.50% to 3.75%
Net Operating Income Growth	2.25% to 3.25%
Physical Occupancy	94.6%
∙ Impact from 1.0% change in NOI Growth is approximately $0.05 / share

Repositioning Communities
Number of Units	3,512
2007 Base Net Operating Income	$23 million
Capital Investment to Date	$31 million
Total Expected Capital Investment	$39 million
2008 Net Operating Income Growth	8.50% to 9.00%

Acquisitions/Dispositions
Dispositions (Communities Held for Sale at 12/31/07)	$25 to $30 million
Future Dispositions Volume	$150 to $350 million
Future Acquisitions Volume (consolidated on balance sheet)	$0 million
Future Acquisitions Volume (joint venture)	$200 to $400 million

Development
Development Starts (consolidated on balance sheet)	$0 to $100 million
Development Starts (joint venture)	$200 to $400 million
2008 Projected Development FFO Dilution	$13 to $15 million
2008 Incremental Development FFO Dilution vs. 2007	$6 to $8 million

Non-Property Income
Non-Property Income, Net	$10 to $14 million
Includes: Fee and asset management income, net of expenses and
Interest and other income

Corporate Expenses
General and Administrative and Property Management Expense	$50 to $54 million

Debt
Capitalized Interest	$16 to $18 million
Expensed Interest	$130 to $134 million
LIBOR (average)	3.30%

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

(a) excludes revenue earned from Perfect Connection (Camden's bulk cable program), Valet Waste (Camden's door to door trash collection program), and RUBS.

(b) excludes expenses associated with Perfect Connection (Camden's bulk cable program), Valet Waste (Camden's door to door trash collection program), and Utilities.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.
CAMDEN	NON-GAAP FINANCIAL MEASURES
	DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income to FFO is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income	$80,976	$31,364	$148,457	$232,846
Real estate depreciation and amortization from continuing operations	40,534	38,682	159,031	150,982
Real estate depreciation from discontinued operations	-	1,237	2,033	6,251
Adjustments for unconsolidated joint ventures	982	1,021	4,934	3,326
Income from continuing operations allocated to common units	1,444	1,004	4,279	15,230
Income from discontinued operations allocated to common units	8,509	253	13,517	2,307
Income tax expense on sale of depreciable operating properties	-	-	1,184	-
(Gain) loss on sale of operating properties	-	100	-	(91,481)
(Gain) on sale of discontinued operations	(75,306)	(18,937)	(106,282)	(78,823)
(Gain) on sale of joint venture properties	-	-	-	(2,848)
Funds from operations - diluted	$57,139	$54,724	$227,153	$237,790

Weighted average number of common and common equivalent shares outstanding:

EPS diluted	57,613	59,738	59,125	59,524
FFO diluted	60,597	62,994	62,120	61,253

Net income per common share - diluted	$1.41	$0.53	$2.51	$3.96
FFO per common share - diluted	$0.94	$0.87	$3.66	$3.88

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income (EPS). A reconciliation of the ranges provided for expected net income per diluted share to expected FFO per diluted share is provided below:

	1Q08 Range		2008 Range
	Low	High	Low	High

Expected net income per share - diluted	$0.08	$0.12	$0.44	$0.64
Expected difference between EPS and fully diluted FFO shares	0.00	0.00	(0.02)	(0.02)
Expected real estate depreciation	0.73	0.73	2.94	2.94
Expected adjustments for unconsolidated joint ventures	0.04	0.04	0.13	0.13
Expected income allocated to common units	0.02	0.02	0.11	0.11
Expected (gain) on sale of properties and properties held for sale	0.00	0.00	0.00	0.00
Expected FFO per share - diluted	$0.87	$0.91	$3.60	$3.80

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to net operating income is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income	$80,976	$31,364	$148,457	$232,846
Fee and asset management income	(1,722)	(3,011)	(8,293)	(14,041)
Sale of technology investments	-	-	(623)	(1,602)
Interest and other income	(4,047)	(3,674)	(8,804)	(9,771)
Income on deferred compensation plans	1,120	(5,808)	(7,282)	(10,116)
Property management expense	4,437	4,669	18,413	18,490
Fee and asset management expense	1,150	1,089	4,552	9,382
General and administrative expense	8,514	12,285	32,590	37,584
Interest expense	31,475	26,633	116,281	117,862
Depreciation and amortization	41,355	39,328	162,189	153,609
Amortization of deferred financing costs	957	916	3,689	3,807
Expense on deferred compensation plans	(1,120)	5,808	7,282	10,116
(Gain) loss on sale of properties, including land	-	104	-	(97,452)
Impairment loss on sale of land	1,447	-	1,447	-
Equity in income of joint ventures	(454)	(642)	(1,526)	(5,156)
Distributions on perpetual preferred units	1,750	1,750	7,000	7,000
Income allocated to common units and other minority interests	1,374	1,308	4,729	15,685
Income tax expense	478	-	1,868	-
Income tax expense on sale of depreciable operating properties	-	-	1,184	-
Income from discontinued operations	(1,133)	(2,493)	(7,857)	(10,864)
Gain on sale of discontinued operations, including land	(76,063)	(18,879)	(107,039)	(99,273)
Income from discontinued operations allocated to common units	8,509	253	13,517	2,307
Net Operating Income (NOI)	$99,003	$91,000	$381,774	$360,413

"Same Property" Communities	$79,843	$76,075	$314,631	$299,443
Non-"Same Property" Communities	10,615	8,217	37,572	23,745
Development and Lease-Up Communities	1,663	106	3,747	(24)
Redevelopment Communities	5,954	6,220	23,312	24,311
Dispositions / Other	928	382	2,512	12,938
Net Operating Income (NOI)	$99,003	$91,000	$381,774	$360,413

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in income of joint ventures, gain on sale of real estate assets, and income allocated to minority interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to EBITDA is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income	$80,976	$31,364	$148,457	$232,846
Interest expense	31,591	26,752	116,753	118,344
Amortization of deferred financing costs including discontinued operations	957	916	3,689	3,813
Depreciation and amortization	41,355	39,328	162,189	153,609
Distributions on perpetual preferred units	1,750	1,750	7,000	7,000
Income allocated to common units and other minority interests	1,374	1,308	4,729	15,685
Income tax expense	478	-	1,868	-
Income tax expense on sale of depreciable operating properties	-	-	1,184	-
Real estate depreciation from discontinued operations	-	1,237	2,033	6,251
(Gain) loss on sale of properties, including land	-	104	-	(97,452)
Impairment loss on land	1,447	-	1,447	-
Equity in income of joint ventures	(454)	(642)	(1,526)	(5,156)
Gain on sale of discontinued operations	(76,063)	(18,879)	(107,039)	(99,273)
Income from discontinued operations allocated to common units	8,509	253	13,517	2,307
EBITDA	$91,920	$83,491	$354,301	$337,974

CONTACT:
Camden Property Trust, Houston
Kim Callahan, 713-354-2549